UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Valaris plc

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Valaris plc 110 Cannon Street London, EC4N 6EU Phone: +44 (0) 20 7659 4660 www.valaris.com Company No. 7023598

SUPPLEMENT TO PROXY STATEMENT
RELATING TO ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on 15 June 2020

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Valaris plc (the “Company”) filed with the U.S. Securities and Exchange Commission on 27 April 2020 in connection with the Company’s 2020 Annual General Meeting of Shareholders to be held at 110 Cannon Street, London EC4N 6EU, United Kingdom, at 12:00 p.m. London time, on 15 June 2020.

The purpose of this filing is to update certain information contained in, and provide additional information relating to, “Resolution 5. An Ordinary Resolution to Approve An Amendment to The 2018 Long-Term Incentive Plan.” We would like to provide additional information regarding the shares available and outstanding under the equity compensation plans maintained by the Company, including certain plans assumed by the Company in prior acquisitions, to consider when evaluating Resolution 5. Accordingly, the below information updates information contained on page 75 of the Proxy Statement.

Shares Available and Outstanding
The Company maintains four equity compensation plans: the 2018 Long-Term Incentive Plan (the "LTIP"), the Atwood Amended and Restated 2007 Long-Term Incentive Plan (the “Atwood LTIP”), the Amended and Restated 2013 Rowan Companies plc Incentive Plan (the “Rowan LTIP”) and the Pride International, Inc. 2007 Long-Term Incentive Plan (the “Pride LTIP”). The LTIP is the primary plan under which the Company grants equity awards. The table below summarizes the impact of the amendment on the shares reserved in the LTIP:

Shares authorised*	10,685,566
Fungible Ratio	2.00
Net shares counted against shares available under the LTIP as of 1 March 2020*	8,946,189
Remaining shares available for grant under the LTIP as of 1 March 2020	1,739,377
Additional shares being requested	8,150,000
Total shares available for grant under the LTIP after giving effect to the proposed amendment (excluding forfeitures from Prior Plans)	9,889,377
* As adjusted to reflect the Company's 1:4 reverse stock split.

The following table summarizes the awards outstanding and shares available for grant under each of the Company’s three equity plans as of 1 March 2020:

	LTIP	Atwood LTIP	Rowan LTIP	Pride LTIP
Share options and stock appreciation rights outstanding as of 1 March 2020*	—	124,176	774,948	5,000
Full-value awards outstanding as of 1 March 2020	4,368,057	283,382	2,132,542	—
Remaining shares available for grant as of 1 March 2020	1,739,377	108,060**	1,555,906**	—
* Outstanding share options and stock appreciation rights have a weighted average exercise price of $51.27 and a weighted average remaining life of 2.32 years.
** There are legal restrictions on who may receive grants of equity awards under the Atwood LTIP and the Rowan LTIP.

As of 1 March 2020, the Company had 198,238,801 class A ordinary shares outstanding.

Except as specifically supplemented by the information contained above, all information set forth in the Proxy Statement, as previously updated by that certain supplement to the Proxy Statement filed on 8 May 2020, remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented through the date hereof.